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                                                                    Exhibit 10.2













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                              JEFFERIES GROUP, INC.

                     1999 DIRECTORS' STOCK COMPENSATION PLAN

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                              JEFFERIES GROUP, INC.
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                     1999 DIRECTORS' STOCK COMPENSATION PLAN

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         1. PURPOSE. The purpose of this 1999 Directors' Stock Compensation Plan
(the "Plan") is to advance the interests of the Company and its stockholders by providing a means to attract, retain and compensate non-employee directors and to enable such persons to increase their proprietary interest in the Company. In furtherance of this purpose, the Plan provides for periodic grants of options, Deferred Shares or Restricted Stock (as defined below), the opportunity for a director to elect deferred and alternative forms of compensation in lieu of cash fees for service as a director, including Options, Deferred Shares, and deferred cash, and the opportunity to defer delivery of shares deliverable upon exercise of options or in settlement of other awards.

         2. DEFINITIONS. In addition to the terms defined in Section 1, the following terms shall be defined as set forth below:

         2.1 "Administrator" means the administrative committee specified in
Section 3(b) to whom the Board has delegated the authority to take action under the Plan.

         2.2 "Beneficiary" means the person(s) or trust(s) which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Administrator to receive the benefits specified under the Plan upon such Participant's death. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive such benefits.

         2.3 "Board" means the Board of Directors of the Company.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

         2.5 "Company" means Jefferies Group, Inc., a Delaware corporation, formerly named JEF Holding Company, Inc., the common stock of which was distributed in the Spin-off.

         2.6 "DDCP" means Predecessor's Non-Employee Directors' Deferred Compensation Plan.

         2.7 "Deferral Account" means the account established and maintained by the Company for Deferred Shares credited under Sections 7 and 8 and deferred cash credited under Section 8. A Deferral Account shall include one or more subaccounts, including a Deferred Share Account for forfeitable Deferred Shares under Section 7, a Deferred Share Account for Deferred Shares that have become nonforfeitable under Section 7 or that are at all times nonforfeitable under
Section 8(c), a Deferred Share Account for Deferred Shares resulting from Option exercises under Section 9(a), and a Deferred Cash Account described in Section 8(d). The Deferral Account and subaccounts, and Deferred Shares and deferred cash credited thereto, will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

         2.8 "Deferred Share" means a credit to a Participant's Deferred Share Account under Sections 7 or 8 which represents the right to receive one Share upon settlement of such Account.


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         2.9 "Disability" means a Participant's termination of service as a director of the Company due to a physical or mental incapacity of long duration which renders the Participant unable to perform the duties of a director of the Company.

         2.10 "Eligible Holder" means each person who, at the Spin-off Date, holds an option or deferred share granted by Predecessor under a plan or program for Predecessor's non-employee directors with respect to which the Company has agreed to grant, or offer to grant, an Option or Deferred Share award in substitution for such Predecessor award or to offset any lost value due to the early termination of such option or deferred share.

         2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended, including rules thereunder and successor provisions and rules thereto.

         2.12 "Fair Market Value," means, with respect to Shares, the fair market value of such Shares determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board, the Fair Market Value of a Share as of any given date means the average of the closing sales prices of a Share as reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for the day as of which the valuation is to be made or, if that day is not a trading day, the nearest preceding trading day, and the four trading days immediately prior thereto; PROVIDED, HOWEVER, that Fair Market Value at the date of the Spin-off shall be determined based on the first five trading days for which a closing price is reported following the Spin-off.

         2.13 "Option" means the right, granted to a Participant under Section 6 or 8, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

         2.14 "Option Valuation Methodology" means the method for determining the number of shares to be subject to Options, and the exercise price thereof, granted in payment of Retainer Fees under Section 8(b).

         2.15 "Other Director Compensation" means fees payable to a director in his or her capacity as such, other than Retainer Fees, for attending meetings and other service on the Board and Board committees.

         2.16 "Participant" means any person who has been granted an Option which remains outstanding, has Deferred Shares or cash credited to his or her Deferral Account, or has elected to be granted Options in payment of Retainer Fees or to defer payment of Retainer Fees and Other Director Compensation in the form of Deferred Shares or cash under the Plan.

         2.17 "Plan Year" means, with respect to a Participant, the period commencing at the time of election of the director at an annual meeting of stockholders (or the election of a class of directors if the Company then has a classified Board of Directors), or the director's initial appointment to the Board if not at an annual meeting of stockholders, and continuing until the close of business of the day preceding the next annual meeting of stockholders; PROVIDED, HOWEVER, that the initial Plan Year shall be deemed to be a continuation of the plan year in effect under the DDCP at the Spin-Off Date.

         2.18 "Predecessor" means Jefferies Group, Inc., a Delaware corporation, as it existed immediately prior to the Spin-off.


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         2.19 "Restricted Stock" means Shares granted under Section 7, subject to a risk of forfeiture and restrictions on transfer for a specified period.

         2.20 "Retainer Fees" means annual retainer fees payable to a director in his or her capacity as such for service on the Board and service as chairman of any Board committee.

         2.21 "Retirement" means a Participant's termination of service as a director of the Company at or after age 65.

         2.22 "Shares" means shares of common stock, par value $.01 per share, of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 5.3.

         2.23 "Spin-off" means the distribution of the Common Stock of the Company by the Predecessor to the Predecessor's stockholders, which was approved by the Predecessor's stockholders on April 20, 1999.

         2.24 "Spin-off Date" means the record date for Predecessor's distribution of Shares in the Spin- off.

         2.25 "Valuation Date" shall mean the close of business on the last business day of each calendar quarter and, in the case of any final distribution from a Participant's Deferred Cash Account, the day preceding such distribution.

         3. ADMINISTRATION.

         3.1 AUTHORITY. Both the Board and the Administrator (subject to the ability of the Board to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may perform any function of the Board under the Plan, except for grants of awards under Sections 6 and 7, adoption of material amendments to the Plan under Section 11.5, or other functions from time to time specifically reserved by the Board to itself. Any actions of the Board or the Administrator with respect to the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Board. The Board and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

         3.2 ADMINISTRATOR. The Administrator shall be the Director of Human Resources and the Secretary or such other committee as may designated by the Board. In any case in which a director is a member of the Administrator, such director shall be not act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. No bond or other security need be required of the Administrator or any member thereof in any jurisdiction.

         3.3 LIMITATION OF LIABILITY. Each member of the Board and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board or the Administrator, nor any person to whom ministerial duties under the Plan have been delegated, shall be personally liable for


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any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

         4. SHARES AVAILABLE UNDER THE PLAN. The total number of Shares reserved and available for delivery under the Plan is 500,000, subject to adjustment as provided in Section 11.2. Shares that may be delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired in the market for the account of a Participant. For purposes of the Plan, shares that may be purchased upon exercise of an Option or distributed in settlement of Deferred Shares will not be considered to be available after such Option has been granted or Deferred Share credited, except for purposes of delivery in connection with such Option or Deferred Share; provided, however, that, if an Option expires for any reason without having been exercised in full or Deferred Shares or shares of Restricted Stock are forfeited or cancelled, the shares subject to the unexercised portion of such Option or to the forfeited or cancelled Deferred Shares or Restricted Stock will again be available for delivery under the Plan.

         5. ELIGIBILITY. Each non-employee director of the Company who is paid fees for service on the Board or a Board committee, and each Eligible Holder, may participate in the Plan, subject to the terms hereof. No person other than those specified in this Section 5 will be eligible to participate in the Plan. The Administrator will notify each person of his or her eligibility to participate in the Plan on an elective basis not later than 15 days (or such other period as may be determined by the Administrator) prior to any deadline for filing an election form.

         6. INITIAL AND ANNUAL GRANTS OF OPTIONS. Options shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the classes of directors to be granted Options, the number of Shares to be subject to each Option, and the time or times at which such Options shall be granted; provided, however, that the maximum number of Shares that may be subject to Options granted to a director in a given year under this Section 6 (i.e., without a corresponding reduction in fees) shall be 10,000, subject to adjustment as provided in Section 11.2. Options granted to an Eligible Holder under Section 9.6 shall not be counted against the limitation set forth in the preceding sentence.

         6.1 INITIAL POLICY -- OPTION GRANTS. The initial policy with respect to Options granted under this Section 6, effective as of the Spin-off Date and continuing until modified or revoked by the Board, shall be as follows:

                  (a) INITIAL GRANTS. At the date of a person's initial election or appointment as a member of the Board after the effective date of the Plan, such person, if he or she is a non-employee director eligible to participate upon such election or appointment, shall be granted an Option to purchase during the Option term 5,000 Shares, subject to adjustment as provided in Section 11.2.

                  (b) ANNUAL GRANTS. At the date of each annual meeting of stockholders at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), and at the time of effectiveness of the Spin-off, a director, if he or she is a non-employee director eligible to participate at the close of business on that date and if he or she has not been granted an Option under this Section 6.1 previously during the same calendar year, shall be granted an Option to purchase during the Option term 4,000 Shares, subject to adjustment as provided in Section 11.2.


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                  (c) PREDECESSOR DIRECTORS. For purposes of this policy, a
         director who served on the Predecessor's board of directors and became a director of the Company at the time of the Spin-off shall be deemed a continuing director entitled to an annual grant under Section 6.1(b) rather than Section 6.1(a).

         6.2 TERMS OF OPTIONS GRANTED UNDER SECTION 6. Each Option granted under this Section 6 shall be subject to the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per Share purchasable under an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option.

                  (b) OPTION TERM. Each Option shall expire at the end of a term fixed by the Board, not longer than ten years after the date of grant, or at such earlier date as the Option may no longer be exercised and cannot, by its terms, thereafter become exercisable. Options granted under the initial policy set out in Section 6.1 shall expire at the earlier of (i) a fixed term of five years after the date of grant, (ii) 12 months after the Participant ceases to serve as a Director of the Company due to death, Disability, or Retirement, or (iii) 60 days after the Participant ceases to serve as a Director of the Company for any reason other than death, Disability, or Retirement.

                  (c) VESTING AND EXERCISABILITY. The Board may establish terms regarding the times at which Options shall become vested and exercisable. Options granted under the initial policy set out in
         Section 6.1 and not previously forfeited shall vest and become exercisable by a Participant on the date three months after the date of grant, and, unless otherwise provided in the Participant's Option agreement, any portion of a Participant's Option that has not vested and become exercisable at the time of termination of the Participant's service as a director shall be forfeited.

                  (d) PAYMENT. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Shares, or any combination thereof, or in such other form or manner as may be established by the Administrator; PROVIDED, HOWEVER, that, unless otherwise determined by the Administrator, shares shall not be surrendered in payment of the exercise price if such surrender would result in additional accounting expense to the Company.

         7. GRANTS OF DEFERRED SHARES AND RESTRICTED STOCK. Deferred Shares and/or Restricted Stock shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the classes of directors to be granted such awards, the number of Deferred Shares or shares of Restricted Stock to be granted, and the time or times at which such awards shall be granted; provided, however, that the maximum number of Deferred Shares and shares of Restricted Stock that may be granted to a director in a given year under this Section 7, without a corresponding reduction in fees, shall be 50% of the number of Deferred Shares that could be granted under Section 8.3 in that year with such a corresponding reduction in fees. Deferred Shares and Restricted Stock granted to an Eligible Holder under Section 9.6 shall not be counted against the limitation set forth in the preceding sentence.

         7.1 INITIAL POLICY. The initial policy with respect to awards under this Section 7, effective as of the Effective Date and continuing until modified or revoked by the Board, shall be to grant no Deferred Shares or Restricted Stock under this Section 7.

         7.2 TERMS OF DEFERRED SHARES AND RESTRICTED STOCK GRANTED UNDER SECTION
7. Deferred Shares granted under this Section 7 shall be subject to the terms and conditions of Deferred Shares specified in Sections 9.2, 9.3, and 9.4, unless otherwise determined by the Board. Deferred Shares and Restricted Stock granted under this Section 7 shall also be subject to the following additional terms and


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conditions:

                  (a) VESTING AND FORFEITURE. The Board may establish terms regarding the times at which Deferred Shares and Restricted Stock shall become vested and non-forfeitable. Unless otherwise determined by the Board, an award granted under this Section 7 shall be subject to the following terms: Such award, if not previously forfeited, shall become vested and non-forfeitable as to one-third of the number of Deferred Shares or shares of Restricted Stock at the close of business on the day preceding each of the three annual meetings of stockholders following the date of grant of such award, rounded to the nearest number of whole shares; provided, however, that if such award was not previously vested or forfeited, it shall vest and become non-forfeitable on an accelerated basis upon the termination of the Participant's service as a director due to death, Disability or Retirement. Unless otherwise determined by the Board, an award of Deferred Shares or Restricted Stock not previously vested or forfeited will cease to vest and will be forfeited upon the termination of the Participant's service as a director for any reason other than death, Disability or Retirement.

                  (b) DEFERRED SHARES CREDITED AS A RESULT OF DIVIDEND EQUIVALENTS. Unless otherwise determined by the Board, Deferred Shares credited as a result of dividend equivalents under Section 9.2 shall be subject to the same terms, including risk of forfeiture, as the Deferred Shares with respect to which the dividend equivalents were credited.

                  (c) DIVIDENDS ON RESTRICTED STOCK. Unless otherwise determined by the Board, dividends on Restricted Stock declared and paid prior to the lapse of the risk of forfeiture on such Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock, which shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock on which the dividend was paid.

                  (d) AWARDS NONTRANSFERABLE. Deferred Shares and Restricted Stock shall be nontransferable by the Participant at any time that the award remains subject to a risk of forfeiture.

                  (e) CONSIDERATION FOR RESTRICTED STOCK. If shares to be granted as Restricted Stock are not treasury shares, the Board or Administrator may impose additional conditions upon the grant of the Restricted Stock, possibly including a requirement that cash consideration be paid by the Participant, if and to the extent necessary to ensure that the Company will receive lawful consideration equal to the aggregate par value of the Shares being granted as Restricted Stock.

         8. OPTIONS GRANTED IN PAYMENT OF FEES AND DEFERRAL OF FEES IN DEFERRED SHARES AND DEFERRED CASH. Each director of the Company who is eligible under
Section 5 may elect, in accordance with Section 8.1, to be paid Retainer Fees in the form of Options under Section 8.2 or to defer receipt of Retainer Fees and Other Director Compensation in the form of Deferred Shares under Section 8.3 or deferred cash under Section 8.4.

         8.1 ELECTIONS. A director shall elect to participate and the terms of such participation by filing an election with the Company prior to the beginning of a Plan Year (the initial Plan Year is the same as that under Predecessor's DDCP and Plan Years thereafter generally will begin at each annual meeting of stockholders or, in the case of a new director, upon initial appointment) or at such other date as may be specified by the Administrator, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws.

                  (a) EFFECT AND IRREVOCABILITY OF ELECTIONS. Elections shall be deemed continuing, and


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         therefore applicable to Plan Years after the initial Plan Year covered by the election, until the election is modified or superseded by the Participant. Elections other than those subject to Section 9.4 shall become irrevocable at the commencement of the Plan Year to which an election relates, unless the Administrator specifies a different time. Elections relating to the time of settlement of a Deferral Account shall become irrevocable at the time specified in Section 9.4. Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Administrator shall be deemed to revoke all prior inconsistent elections that remain revocable at the time of filing of the latest election.

                  (b) MATTERS TO BE ELECTED. The Administrator will provide a form of election which will permit a director to make appropriate elections with respect to all relevant matters under this Section 8.

                  (c) TIME OF FILING ELECTIONS. An election must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer compensation to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.

         8.2 OPTIONS GRANTED IN PAYMENT OF RETAINER FEES. A Participant who has elected to be paid a specified amount of Retainer Fees in the form of Options shall be granted, at the close of business on the day the Participant's Plan Year commences, an Option to purchase the number of whole Shares determined in accordance with the Option Valuation Methodology specified by the Board. Each Option granted under this Section 8.2 shall be subject to the following terms and conditions:

                  (a) OPTION VALUATION METHODOLOGY. The Board shall determine the Option Valuation Methodology which will be used to determine the number of Options granted and the Option exercise price. The Option Valuation Methodology may be based upon a valuation of the Option (for example, using the Black-Scholes option valuation model), a discounting of the aggregate exercise price of the Options by the amount of Retainer Fees to be paid in the form of Options, or such other methodology as may be deemed reasonable for purposes of this Section 8.2.

                  (b) OPTION TERM. Each Option will expire ten years after the date of grant; PROVIDED, HOWEVER, that, unless otherwise determined by the Board, any portion of an Option that is not yet exercisable at the date a Participant ceases to serve as a director for any reason will expire at the date such service ceases; and, PROVIDED FURTHER, that, unless otherwise determined by the Board, any portion of an Option that is not yet exercisable at the date a Participant ceases to serve as chair or a member of a Board committee will, to the extent specified in
         Section 8.2(e), expire at the date such service ceases.

                  (c) VESTING AND EXERCISABILITY. Each Option will vest and become exercisable as to 25% of the underlying shares on the June 30, September 30, December 31, and March 31 following the date of grant; PROVIDED, HOWEVER, that, in the case of a Plan Year which begins on or after June 30 and before September 30, the vesting percentage shall be 33%, and in the case of a Plan Year which begins on or after September 30 and before December 31, the vesting percentage shall be 50%; and PROVIDED FURTHER, that an Option will become fully vested and exercisable at the close of business on the last day of the Plan Year in which it was granted. The number of Shares as to which the Option becomes vested and exercisable will be rounded to the nearest whole number. The foregoing notwithstanding, upon termination of the Participant's service as a director due to death, Disability, or Retirement, that portion of the Option which would become vested and


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         exercisable on the last day of the calendar quarter in which such death, Disability, or Retirement occurred will become immediately vested and exercisable. Unless otherwise determined by the Board, an Option will cease to further vest and become exercisable upon the termination of the Participant's service as a director for any reason, and the portion that has not vested and become exercisable at the time of such termination shall be forfeited.

                  (d) EXERCISE PRICE. The exercise price per Share purchasable under an Option will be determined in accordance with the Option Valuation Methodology. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Shares, or any combination thereof, or in such other form or manner as may be established by the Administrator; PROVIDED, HOWEVER, that, unless otherwise determined by the Administrator, shares shall not be surrendered in payment of the exercise price if such surrender would result in additional accounting expense to the Company.

                  (e) CHANGES IN FEES; CHANGES IN SERVICE AS A COMMITTEE CHAIR. If the amount of Retainer Fees is increased during a Plan Year, or if a Director is appointed chair of a Board committee such that an additional Retainer Fee is payable during a Plan Year, such increased or additional fees will not be paid in the form of Options. Unless otherwise determined by the Board, if a Director has been granted an Option in respect of a Plan Year in payment of Retainer Fees which included committee-related fees for service as chair or a member of any Board committee, and during such Plan Year he or she ceases such service but remains on the Board, the Option will expire in part at the time such service ceases, to the extent of that portion of the Option which is not yet exercisable multiplied by a fraction the numerator of which is the amount of committee-related fees included in such Retainer Fees and the denominator of which is the total amount of such Retainer Fees.

                  (f) SERVICE DURING PART OF A QUARTER. If a Participant ceases to serve as a director or on committee at a date other than a vesting date for the Option and if the Board does not exercise its discretion to permit vesting of the Participant's Option in consideration for the Participant's service in that final quarterly period, the Participant shall be entitled to payment in cash for his or her service in that final quarterly period if and to the extent then provided in the Company's regular non-employee director compensation policies.

         8.3 DEFERRAL OF RETAINER FEES AND OTHER DIRECTOR COMPENSATION IN THE FORM OF DEFERRED SHARES. If a Participant has elected to defer receipt of a specified amount of Retainer Fees or Other Director Compensation in the form of Deferred Shares, a number of Deferred Shares shall be credited to the Participant's Deferred Share Account, as of the date such Retainer Fees or Other Director Compensation otherwise would have been payable to the Participant but for such election to defer, equal to (i) such amount otherwise payable divided by (ii) the Fair Market Value of a Share at that date. Deferred Shares credited under this Section 8.3 shall be subject to the terms and conditions of Deferred Shares specified in Sections 9.2, 9.3, and 9.4. The right and interest of each Participant in Deferred Shares credited to the Participant's Deferred Share Account under this Section 8.3 at all times will be nonforfeitable.

         8.4 DEFERRAL OF RETAINER FEES AND OTHER DIRECTOR COMPENSATION IN THE FORM OF DEFERRED CASH. If a Participant has elected to defer receipt of a specified amount of Retainer Fees or Other Director Compensation in the form of deferred cash, an amount equal to such specified amount shall be credited to the Participant's Deferred Cash Account as of the date such Retainer Fees or Other Director Compensation otherwise would have been payable to the Participant but for such election to defer. As of the close of business on each Valuation Date, interest shall be credited to such Deferred Cash Account in an amount


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equal to the average daily balance in such Deferred Cash Account since the last
Valuation Date multiplied by the interest rate as specified by the Board and applicable to the period since the last Valuation Date. The initial policy with respect to the interest rate under this Section 8.4, effective as of the Spin-off Date and continuing until modified or revoked by the Board, shall be to credit interest at the prime interest rate of a single large bank as published in The Wall Street Journal and effective on the date of the latest annual meeting of stockholders of the Company or the date on which Predecessor's stockholders approved the Plan. The right and interest of each Participant relating to his or her Deferred Cash Account at all times will be nonforfeitable.

         8.5 CESSATION OF SERVICE AS A DIRECTOR. If any Retainer Fee or Other Director Compensation otherwise subject to an election would be paid to a Participant after he or she has ceased to serve as a director, such payment shall not be subject to deferral under this Section 8, but shall instead be paid in accordance with the Company's regular non-employee director compensation policies.

         9.       OTHER DEFERRALS AND TERMS OF DEFERRAL ACCOUNTS.

         9.1 DEFERRAL OF CERTAIN OPTION SHARES. If and to the extent permitted by the Administrator, upon any exercise of an Option by a non-employee director, if the exercise price of such Option is paid by surrender of Shares to the Company, the director may elect to defer receipt of all or a portion of the shares deliverable upon exercise of the Option in excess of the number surrendered in payment of the exercise price. In such case, the number of shares deferred shall be credited to the Participant's Deferred Share Account.

         9.2 DIVIDEND EQUIVALENTS ON DEFERRED SHARES. Dividend equivalents will be credited on Deferred Shares credited to a Participant's Deferred Share Account as follows:

                  (a) CASH AND NON-SHARE DIVIDENDS. If the Company declares and pays a dividend on Shares in the form of cash or property other than Shares, then a number of additional Deferred Shares shall be credited to a Participant's Deferred Share Account as of the payment date for such dividend equal to (i) the number of Deferred Shares credited to the Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the Fair Market Value of a Share at such payment date.

                  (b) SHARE DIVIDENDS AND SPLITS. If the Company declares and pays a dividend on Shares in the form of additional Shares, or there occurs a forward split of Share, then a number of additional Deferred Shares shall be credited to the Participant's Deferred Share Account as of the payment date for such dividend or forward Share split equal to
         (i) the number of Deferred Shares credited to the Account as of the record date for such dividend or split multiplied by (ii) the number of additional Shares actually paid as a dividend or issued in such split in respect of each Share.

         9.3 REALLOCATION OF ACCOUNTS. A Participant shall have no right to have amounts credited as cash to the Participant's Deferred Cash Account reallocated or switched to his or her Deferred Share Account or amounts credited to the Participant's Deferred Share Account reallocated or switched to his or her Deferred Cash Account, unless otherwise determined by the Board.

         9.4 ELECTIONS AS TO SETTLEMENT. Each Participant, while still a director of the Company, shall file an election with the Administrator specifying the time or times at which the Participant's Deferral Account will be settled, following the Participant's termination of service as a director of the Company, and whether distribution will be in a single lump sum or in a number of annual installments not exceeding ten; PROVIDED, HOWEVER, that, if no valid election has been filed as to the time of settlement of a Participant's Deferral Account or any portion thereof, such Deferral Account or portion thereof shall be distributed in a single lump sum on the first business day of the year following the year in which the Participant ceases to serve as a director. If installments are elected, such installments must be annual installments commencing not later than the first year following the year in which the Participant ceases to serve as a director (on such annual installment date as may be specified by the Administrator) and extending over a period not to exceed ten years.

                  (a) MATTERS COVERED BY ELECTION. Subject to the terms of the Plan, the Administrator shall determine whether all deferrals under the Plan must be subject to a single election as to the time or times of settlement, or whether settlement elections may relate to a specified sub-account (I.E., the Deferred Share Account or the Deferred Cash Account) and/or a specified Plan Year. If the Administrator permits elections to relate to a specified Plan Year, such election shall apply to the amounts originally credited to the specified subaccount in respect of such Plan Year and to any additional amounts credited as dividend equivalents or interest in respect of such originally credited amounts and previously credited additional amounts.

                  (b) MODIFYING ELECTIONS. A Participant may modify a prior election as to the time at which a Participant's Deferral Account (including a specified subaccount) will be settled at any time prior to the time the Participant ceases to serve as a director of the Company, subject to such requirements as may be specified by the Administrator. Such modification shall be made by filing a new election with the Administrator. The foregoing notwithstanding, elections under this
         Section 9.4 shall not be permitted, including elections which would have the effect of advancing the time of settlement of any portion of the Deferral Account, if permitting such an election would result in constructive receipt by the Participant of compensation in respect of the Participant's Deferral Account prior to the actual settlement of such Deferral Account.

         9.5 ELECTION FORMS. Elections under the Plan shall be made in writing on such form or forms as may be specified from time to time by the Administrator.

         9.6 TREATMENT OF PREDECESSOR AWARDS AND DEFERRALS. Options may be granted under the Plan to Eligible Holders in substitution for options granted by Predecessor, including under the DDCP. The terms of such substitute Options shall be adjusted to the extent authorized under the applicable Predecessor plan or agreement, and otherwise as determined to be equitable by the Board. In addition, the Board may grant Options to Eligible Holders intended to offset any value lost by the Eligible Holder due to the early termination of a Predecessor option in connection with the Spin-off. In such case, the Board will determine such value lost and the replacement value of the Options granted under the Plan in accordance with Section 8.2(a). Deferred Shares and Deferred Cash shall be credited to an Eligible Holder in place of like credits under the DDCP, subject to adjustment to the terms of the Deferred Shares to the extent authorized under the DDCP and otherwise as determined to be equitable by the Board. The interest rate applicable to amounts of Deferred Cash so credited and deferrals of cash under Section 8.4 prior to the Company's first annual meeting of stockholders shall be based on the applicable interest rate that would apply under the DDCP assuming the meeting of Predecessor's stockholders at which the Plan was approved had been an annual meeting.

         9.7 STATEMENTS. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Account, transactions therein, and other related information no less frequently than once each calendar year.

         9.8 FRACTIONAL SHARES. The amount of Deferred Shares credited to a Deferred Share Account shall include fractional shares calculated to at least three decimal places.

         10. SETTLEMENT OF DEFERRAL ACCOUNTS. The Company will settle a Participant's Deferral Account by making one or more distributions to the Participant (or his or her Beneficiary, following Participant's death) at the time or times, in a lump sum or installments, as specified in the Participant's election(s) filed in accordance with Section 9.4; PROVIDED, HOWEVER, that a Deferral Account will be settled at times earlier than those specified in such election in accordance with Sections 10.2, 10.3, and 10.4.

         10.1 FORM OF DISTRIBUTION. Distributions in respect of a Participant's Deferred Share Account shall be made only in Shares, together with cash in lieu of any fractional share remaining at a time that less than one whole Deferred Share is credited to such Deferred Share Account. Shares may be delivered in certificate form to a Participant (or his or her Beneficiary) or to a nominee for the account of the Participant (or his or her Beneficiary), or in such other manner as the Administrator may determine. Distributions in respect of a Participant's Deferred Cash Account shall be made only in cash.

         10.2 DEATH. If a Participant ceases to serve as a director due to death or dies prior to distribution of all amounts from his or her Deferral Account, the Company shall make a single lump-sum distribution to the Participant's Beneficiary. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant's death.

         10.3 FINANCIAL EMERGENCY AND OTHER PAYMENTS. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has a financial emergency of such a substantial nature and beyond the Participant's control that payment of amounts previously deferred under the Plan is warranted, the Board may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment.

         11. GENERAL PROVISIONS.

         11.1 LIMITS ON TRANSFERABILITY. Options, Deferred Shares, Restricted Stock and all other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution, or to a Beneficiary in the event of a Participant's death, and will not otherwise be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void. The foregoing notwithstanding, the Administrator may permit a Participant to transfer Options, Deferred Shares, and related rights to one or more trusts, partnerships, or family members during the lifetime of the Participant solely for estate planning purposes, but only if and to the extent then consistent with the registration of any offer and sale of shares related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be permitted to be filed with respect to the Plan. The Company may rely upon the beneficiary designation last filed in accordance with this Section 11.1.

         11.2 ADJUSTMENTS. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of a Participant's rights under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares reserved and available for delivery under the Plan and to be subject to Options, Deferred Shares, and Restricted Stock thereafter granted or credited, (ii) the number of Shares subject to Options automatically granted under any policy under Section 6.1, the number of Deferred Shares and/or Shares of Restricted Stock automatically granted under any policy under Section 7.1, and the maximum number of Shares that may be subject to Options granted to a director in a single year under Section 6, (iii) the number and kind of Shares deliverable upon exercise of outstanding Options, and the exercise price per share thereof (provided that no fractional shares will be delivered upon exercise of any Option), (iv) the number and kind of Shares to be delivered upon settlement of outstanding Deferred Shares (taking into account any Deferred Shares credited as dividend equivalents under Section 9.2), and (v) the number and kind of shares outstanding as Restricted Stock.

         11.3 RECEIPT AND RELEASE. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation deferred and relating to the Deferral Account to which the payments relate against the Company, the Board, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to a Deferral Account in the form of Deferred Shares, the amounts paid shall be deemed to relate to the Deferred Shares credited to the Account at the earliest time.

         11.4 COMPLIANCE. The Company shall have no obligation to settle any Deferral Account of a Participant (in any form) until all legal and contractual obligations of the Company relating to establishment of the Plan and such settlement shall have been complied with in full. In addition, the Company shall impose such restrictions on Shares delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Shares are then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or By-laws, or any other law, regulation, or binding contract to which the Company is a party.

         11.5 CHANGES TO THE PLAN AND AWARDS. The Board may amend, suspend, discontinue, or terminate the Plan or the authority to grant awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any award theretofore granted and any award agreement relating thereto; PROVIDED, HOWEVER, that no such amendment may reduce the exercise price of an outstanding Option (except as authorized under Section 11.2) or provide for award terms that the Plan would not then permit for a newly granted award; and PROVIDED FURTHER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such award. The foregoing notwithstanding, the Board may, in its sole discretion, terminate the Plan (in whole or in part) and, and may distribute to any Participant (in whole or in part, and whether or not in connection with a termination of the Plan) the amounts credited to the Participant's Deferral Account.

         11.6 UNFUNDED STATUS OF PLAN; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; PROVIDED, HOWEVER, that the Board may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines with the consent of each affected Participant. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of any trust.

         11.7 OTHER PARTICIPANT RIGHTS. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the grant of an Option or crediting of Deferred Shares or other amounts to a Deferral Account, or the creation of any Trust and deposit of Shares therein, except at such time as such Option may have been duly exercised or Shares may be actually delivered in settlement of a Deferral Account, except that a Participant granted Restricted Stock shall have rights of a stockholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock. No provision of the Plan, document relating to the Plan, or transaction hereunder shall confer upon any Participant any right to continue to serve as a director of the Company or in any other capacity with the Company or a subsidiary or to be nominated for reelection as a director, or interfere in any way with the right of the Company to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 11.1, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         11.8 CONTINUED SERVICE AS AN EMPLOYEE. If a Participant ceases to serve as a director and, immediately thereafter, is employed by the Company or any subsidiary, then such Participant will not be deemed to have ceased to serve as a director or as chair or as a member of a Board committee at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director or chair or a member of a Board committee; PROVIDED, HOWEVER, that, for purposes of Section 5, such former director will not be deemed to be a non-employee director eligible for further grants of awards.

         11.9 GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any agreement under the Plan will be determined in accordance with the Delaware General Corporation Law and other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

         11.10 LIMITATION. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of Options or a Deferral Account and neither the Company, the Board nor the Administrator shall be liable or responsible therefor.

         11.11 CONSTRUCTION. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

         11.12 SEVERABILITY. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         11.13 NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as creating any limitation on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

         11.14 EFFECTIVE DATE, STOCKHOLDER APPROVAL, AND PLAN TERMINATION. The Plan shall become effective on the later of its approval by stockholders of the Predecessor or the effectiveness of the Company's registration under Section 12 of the Exchange Act. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Options or other awards under the Plan.